UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

LINGERIE FIGHTING CHAMPIONSHIPS, INC.
(Exact name of Registrant as specified in its charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Lingerie Fighting Championships, Inc.

6955 North Durango Drive

Suite 1115-129

Las Vegas, NV 89149

INFORMATION STATEMENT

(Definitive)

March 7, 2017

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF LINGERIE FIGHTING CHAMPIONSHIPS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

March 7, 2017

To the Holders of Common Stock of Lingerie Fighting Championships, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Lingerie Fighting Championships, Inc., a Nevada corporation (the “Company”), to notify the Stockholders as of the close of business on November 17, 2016 (the “Record Date”) that the Company received unanimous written consent (the “Written Consent”) in lieu of a meeting of the holders of Common Stock and Series A Preferred, par value $0.001 per share (the “Series A Preferred”), created by unanimous written consent of the Board of Directors of the Company (the “Board”), as permitted by the Company’s Articles of Incorporation, as may be amended (the “Certificate”) for the following actions as listed below.

Each share of Series A Preferred has the equivalent of approximately 3,216,865 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof)[1]. Currently, there is a single holder of all Series A Preferred (the “Series A Stockholder” or the “Majority Stockholder”), holding fifty-one (51) shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate approximately 52% of the total voting power of all issued and outstanding voting capital of the Company.

The Majority Stockholder authorized the following:

•	to increase the number of authorized shares of Common Stock from four hundred million (400,000,000) to one billion (1,000,000,000) (the “First Authorized Share Increase”).

•	to increase the number of authorized shares of Common Stock from one billion (1,000,000,000) to one billion two hundred million (1,200,000,000) (the “Second Authorized Share Increase”).

•	the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split at a ratio of up to one (1) for one hundred (100), such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”).

_______________

1 Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. The total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 157,633,186, therefore, the voting rights of one share of the Series A Preferred Stock shall be equal to 3,216,865 (0.019607 x 157,633,186) / 0.49) - (0.019607 x 157,633,186) = 3,216,865).

2

On November 17, 2016, the Board approved the First Authorized Share Increase and recommended to the Majority Stockholder that he approve the First Authorized Share Increase. On November 17, 2016, the Majority Stockholder approved the First Authorized Share Increase by written consent in lieu of a meeting, in accordance with Nevada law. On January 19, 2017, the Board approved the Second Authorized Share Increase and recommended to the Majority Stockholder that he approve the Second Authorized Share Increase. On January 19, 2017, the Majority Stockholder approved the Second Authorized Share Increase by written consent in lieu of a meeting, in accordance with Nevada law. On January 31, 2017, the Board approved the Reverse Stock Split and recommended to the Majority Stockholder that he approve the Reverse Stock Split. On January 31, 2017, the Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting, in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the First Authorized Share Increase, the Second Authorized Share Increase or the Reverse Stock Split.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about March 7, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent. Please read the accompanying Information Statement carefully.

March 7, 2017	/s/ Shaun Donnelly
Shaun Donnelly
Principal Executive Officer

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INFORMATION STATEMENT

OF

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

6955 North Durango Drive

Suite 1115-129

Las Vegas, NV 89149

(702) 527-2942

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises Stockholders of the Company of action taken on November 17, 2016, January 19, 2017, and January 31, 2017, by written consent by the Board and the Majority Stockholder.

GENERAL OVERVIEW OF ACTION

Action by Written Consent

The Stockholders authorized the following:

•	to increase the number of authorized shares of Common Stock from four hundred million (400,000,000) to one billion (1,000,000,000) (the “First Authorized Share Increase”).

•	to increase the number of authorized shares of Common Stock from one billion (1,000,000,000) to one billion two hundred million (1,200,000,000) (the “Second Authorized Share Increase”).

•	the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split at a ratio up to one for one hundred (1-for-100), such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”).

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our Stockholders of the action taken by Written Consent.

The Actions were unanimously approved by the Board on November 17, 2016, January 19, 2017, and January 31, 2017, respectively. Accordingly, all necessary corporate approvals to effectuate the First Share Increase, the Second Share Increase and the Reverse Stock Split have been obtained.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholder.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about March 7, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent. Please read the accompanying Information Statement carefully.

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INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about March 7, 2017.

This Information Statement contains a brief summary of the material aspects of the First Authorized Share Increase, the Second Authorized Share Increase and the Reverse Stock Split approved by the Board of Lingerie Fighting, Inc., (the “Company,” “we,” “our,” or “us”) and the holder of Series A Preferred Stock (the “Series A Preferred”), which constitute a majority of the voting capital stock of the Company.

Series A Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board (as is permitted under Nevada law and by the Articles of Incorporation of the Company, as may be amended). The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on September 14, 2016. Among other things, the Certificate of Designation provides that each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. By unanimous written consent of the Board, the Board issued an aggregate of fifty-one (51) shares of Series A Preferred, to a single individual (the “Series A Stockholder”). As a result of the voting rights granted to the Series A Preferred, the Series A Stockholder holds in the aggregate the majority of the total voting power of all issued and outstanding voting capital of the Company, with the specific calculation thereof dependent on the total issued and outstanding shares of common stock of the Company eligible to vote at any specific time.

As of November 17, 2016, there were issued and outstanding (i) 157,633,186 shares of our Common Stock and (ii) 51 shares of our Series A Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the First Authorized Share Increase approved by the Board is 321,693,301 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series A Preferred Stock). Pursuant to Nevada law, at least a majority of the voting equity of the Company are required to approve First Authorized Share Increase by written consent. The Series A Stockholder, who holds in the aggregate 9,350,000 shares of Common Stock and 51 shares of Series A Preferred Stock, equating to 173,410,115 votes or approximately 52% of the voting equity of the Company, has voted in favor of the First Authorized Share Increase, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A Stockholder, the number of shares of Series A Preferred held by the Series A Stockholder, the total number of votes that the Series A Stockholders voted in favor of the First Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions

Shaun Donnelly	9,350,000	51	173,410,115	173,410,115	52%

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ACTIONS TO BE TAKEN

The First Authorized Share Increase became effective on the date that we filed the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. The Amendment was filed with the Secretary of State of the State of Nevada on November 22, 2016, prior to the date on which this Information Statement is mailed to the Stockholders.

The Second Authorized Share Increase became effective on the date that we filed the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. The Amendment was filed with the Secretary of State of the State of Nevada on January 23, 2017, prior to the date on which this Information Statement is mailed to the Stockholders.

We failed to file an Information Statement in advance of this action, and recognize that we are subject to increased liability under the Exchange Act. However, pursuant to the affirmative vote of the holders of a majority of the Company's issued and outstanding Common Stock and the unanimous approval by the Board of Directors, and in accordance with the laws of the State of Nevada, this action was taken, and the lack of filing this Information Statement was inadvertent.

On February 14, 2017, we filed a Form 8-K announcing that on November 22, 2016, we filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada which increased our authorized capitalization to 1,000,000,000 and that on January 23, 2017, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada which increased our authorized capital to 1,200,000,000. This disclosure also indicated that the Company did not timely comply with the requirements of Regulation 14C under the Exchange Act. This would have required us to circulate an information statement describing the corporate action taken by the written consent of a majority of our shareholders at least 20 days prior to the effective date of the corporate action. We did however have super majority shareholder consent as required for amending the articles of incorporation. We have since acknowledged our inadvertent mistake, and in order cure the error and to comply with Regulation 14C, we filed a Preliminary Information Statement with the SEC on February 15, 2017. The failure to initially comply with Regulation 14C in a timely manner was inadvertent, and while not probable, could cause the SEC to bring an enforcement action or commence litigation against us for failure to comply with Regulation 14C. Such enforcement could subject us to penalties including the payment of fines or damages. Any such claims or actions could cause us to expend financial resources to defend ourselves, and could divert the attention of our management from our core business.

ITEM 1

FIRST INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock was increased from four hundred million (400,000,000) shares to one billion (1,000,000,000) shares. The ten million (10,000,000) authorized shares of preferred stock, $0.001 par value, remain the same.

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POTENTIAL FOR DILUTION TO THE OWNERSHIP OF EXISTING SHAREHOLDERS AND OTHER EFFECTS OF THE FIRST AUTHORIZED SHARE INCREASE

Pursuant to the First Authorized Share Increase, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.

The additional shares of Common Stock authorized by adoption of the amendment to our Articles of Incorporation have rights identical to our currently outstanding Common Stock. The First Authorized Share Increase will not change the number of shares of stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our Common Stock. However, to the extent that the additional authorized shares are issued in the future, they may dilute the percentage equity ownership of existing shareholders and, depending on the price at which they are issued, may also dilute earnings and book value on a per share basis. The Company’s shareholders have no preemptive rights to subscribe for additional shares of Common Stock when issued, which means that current shareholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of the Company’s Common Stock.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE FIRSTAUTHORIZED SHARE INCREASE

The increase in the authorized number of shares of Common Stock could, in some situations, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of the newly authorized shares of Common Stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover situation, including by rendering a transaction proposed by such persons more costly, or by preventing or delaying a proposed business combination that is opposed by the Board of Directors of the Company although perceived to be desirable by some shareholders.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the First Authorized Share Increase was necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional six hundred million (600,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The immediate purpose for increasing the authorized shares is to provide enough shares required for the conversion of outstanding convertible securities. The additional shares of Common Stock may also be used for future issuances of stock options pursuant to employee benefit plans and to provide for issuances to satisfy conversions of future convertible debt or convertible preferred stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

7

ITEM 2

SECOND INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock was increased from one billion (1,000,000,000) shares to one billion two hundred million (1,200,000,000) shares. The ten million (10,000,000) authorized shares of preferred stock, $0.001 par value, remain the same.

POTENTIAL FOR DILUTION TO THE OWNERSHIP OF EXISTING SHAREHOLDERS AND OTHER EFFECTS OF THE SECOND AUTHORIZED SHARE INCREASE

Pursuant to the Second Authorized Share Increase, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.

The additional shares of Common Stock authorized by adoption of the amendment to our Articles of Incorporation have rights identical to our currently outstanding Common Stock. The Second Authorized Share Increase will not change the number of shares of stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our Common Stock. However, to the extent that the additional authorized shares are issued in the future, they may dilute the percentage equity ownership of existing shareholders and, depending on the price at which they are issued, may also dilute earnings and book value on a per share basis. The Company’s shareholders have no preemptive rights to subscribe for additional shares of Common Stock when issued, which means that current shareholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of the Company’s Common Stock.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE SECOND AUTHORIZED SHARE INCREASE

The increase in the authorized number of shares of Common Stock could, in some situations, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of the newly authorized shares of Common Stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover situation, including by rendering a transaction proposed by such persons more costly, or by preventing or delaying a proposed business combination that is opposed by the Board of Directors of the Company although perceived to be desirable by some shareholders.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Second Authorized Share Increase was necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional two hundred million (200,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The immediate purpose for increasing the authorized shares is to provide enough shares required for the conversion of outstanding convertible securities. The additional shares of Common Stock may also be used for future issuances of stock options pursuant to employee benefit plans and to provide for issuances to satisfy conversions of future convertible debt or convertible preferred stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

8

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

ITEM 3

REVERSE STOCK SPLIT

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME OR TIMES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO ADOPT AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF UP TO 1 FOR 100, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

GENERAL

The Board approved a resolution to effect up to a one hundred to one reverse stock split of our Common Stock. Under this Reverse Stock Split, up to one hundred (100) shares of our Common Stock may be converted into one (1) share of Common Stock. To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued. The Reverse Stock Split is not applicable to our issued and outstanding Preferred Stock.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED IN HALF.

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REASONS FOR THE REVERSE STOCK

The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in their discretion, to implement the Reverse Stock Split, as it is likely to increase the market price for the Common Stock as fewer shares will be outstanding. The Common Stock is presently quoted on the OTC Pink Current Information Marketplace under the symbol “BOTY”.

Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding or held in treasury would be reduced proportionately based on the reverse stock split ratio of up to 1-for-100, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. The Reverse Stock Split is not being made in connection with any going- private transaction, nor does management currently have any intention to effectuate the privatization of the Company.

The considerations that the board will take into account when determining the ratio of a Reverse Stock Split, if any, include potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of available authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Other than convertible notes and other agreements previously disclosed by the Company in its public filings, there is currently no plan, agreement or other understanding that could require the Company to issue shares of Common Stock.

The available authorized and unissued shares of common stock allows the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover. The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

IMPLEMENTATION AND EFFECTS OF THE REVERSE STOCK SPLIT

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	a proportionate adjustment will be made to the par value of the Common Stock, such that the stated value of the Company’s capital will be reduced;

●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately;

●

proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

●	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes.

As of the Record Date, under the terms of the Series A Preferred Stock Certificate of Designation, as amended, the Reverse Stock Split will not result in a proportionate adjustment to the per share conversion price of the Series A Preferred Stock.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio of 1-for-100 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date (157,633,186 shares) and gives effect to the Reverse Stock Split, as well as shares of common stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants.

10

Hypothetical Reverse Stock Split Ratio	Shares of common stock issued and outstanding following Reverse Stock Split	Shares of common stock available for future issuance following Reverse Stock Split
1:10	15,763,319	104,236,681
1:25	6,305,328	41,694,672
1:50	3,152,664	20,847,336
1:100	1,576,332	10,423,668

The Reverse Stock Split will be effected simultaneously for all of the Common Stock and the reverse split ratio will be the same for all of the Common Stock. The Reverse Stock Split will affect all of the Stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s Stockholders owning a fractional share. As described below, Stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split Stockholders to the extent there are Stockholders presently holding fewer shares than the to-be-determined reverse split ratio, however that is not the purpose for which the Company is effecting the Reverse Stock Split.

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

POTENTIAL FOR SIGNIFICANT DILUTION OF EQUITY INTEREST

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares of its capital stock, other than (i) as required for existing and additional financings, (ii) in connection with the underwritten offering planned as disclosed in the Registration Statement, and (iii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws.

FRACTIONAL SHARES

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Common Stock on the effective date of the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where Stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, Stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

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AUTHORIZED SHARES

As of the Record Date, there were 400,000,000 shares of authorized Common Stock and 10,000,000 shares of authorized preferred stock. As of the Record Date, there were 157,633,186 shares of Common Stock issued and outstanding and 51 shares of Series A Preferred Stock.

The authorized but unissued shares of common and preferred stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its common stock.

OTHER EFFECTS ON ISSUED AND OUTSTANDING SHARES

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

In addition, the Reverse Stock Split would result in some Stockholders owing “odd-lots” of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

PROCEDURE FOR EFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Common Stock before the Reverse Stock Split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, not to exceed a ratio of 1-for-100 shares of the Common Stock after the Reverse Stock Split. As of the Record Date, under the terms of the Series A Preferred Stock Certificate of Designation, as amended, the Reverse Stock Split will not result in a proportionate adjustment to the per share conversion price of the Series A Preferred Stock.

As soon as practicable after the effective time, Stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

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CUSIP NUMBER

As a result of the Reverse Stock Split and Name Change, the Company’s common stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. Our common stock will continue to be quoted on the OTC Markets, subject to compliance with OTC Pink Marketplace listing standards.

NO DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, the Stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide Stockholders with any such right.

ANTI-TAKEOVER EFFECTS OF REVERSE STOCK SPLITS

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of our common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of our common stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Stock Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of our common stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of our common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. In general, Stockholders who receive cash instead of their fractional share interests in the shares of our Common Stock as a result of the Reverse Stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

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This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of November 17, 2016, of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of November 17, 2016, there were a total of 157,633,186 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party. The column entitled “Percentage of Outstanding Series A Preferred Stock” shows the percentage of total Series A Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of November 17, 2016 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially(1)(2)	% of Outstanding Shares of Common Stock	Number of Shares of Series A Owned	% of Outstanding Series A Preferred Stock

Shaun Donnelly (CEO, & Director) 6955 North Durango Drive Suite 1115-129 Las Vegas, NV 89149	9,350,000	5.93%	51	100%

Charles Connaughton (CFO) 6955 North Durango Drive Suite 1115-129 Las Vegas, NV 89149	300,000	0.02%	0	0%

All officers and directors as a group (2 individual owning stockperson)	9,650,000	5.95%	51	100%

______________

(1)

Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)

Percentage of ownership is based on 157,633,186 shares of common stock outstanding as of November 17, 2016, plus each person’s options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days as of November 17, 2016 are deemed outstanding for computing the percentage of that person and the group.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following document, as filed with the SEC by the Company, is incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the Commission on April 14, 2016.

2.	The Registrant’s current Form 8-K as filed with the Commission on February 14, 2017.

You may request a copy of these filings, at no cost, by writing Lingerie Fighting Championships, Inc., 6955 North Durango Drive, Suite 1115-129, Las Vegas, Nevada 89149 or telephoning the Company at (702) 527-2942. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

INCORPORATION BY REFERENCE

The information contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included in each of our: (i) Registration Statement on Form S-1 as filed with the SEC on April 28, 2016; and (ii) Quarterly Report on Form 10-Q for the period ended September 30, 2016 as filed with the SEC on November 14, 2016 is incorporated herein by reference.

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FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 6955 North Durango Drive, Suite 1115-129, Las Vegas, Nevada 89149, telephone: (702) 527-2942.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Shaun Donnelly
Shaun Donnelly
Principal Executive Officer

Dated: March 7, 2017

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